                                                    Registration No. 333-216083
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                     AXA EQUITABLE LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

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                                   NEW YORK
        (State or other jurisdiction of incorporation or organization)

                                  13-5570651
                     (I.R.S. Employer Identification No.)

             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  SHANE DALY
                 VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                     AXA EQUITABLE LIFE INSURANCE COMPANY
             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a registration statement pursuant to General Instruction I.D.
or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities
Act, check the following box.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                 Accelerated filer          [_]

Non-accelerated filer    [X]  (do not check if a smaller reporting company)  Smaller reporting company  [_]

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   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                                     Note

This Post-Effective Amendment No. 1 ("PEA") to the Form S-3 Registration
Statement No. 333-216083 ("Registration Statement") of AXA Equitable Life
Insurance Company ("AXA Equitable") is being filed for the purpose of including in the Registration Statement the additions/modifications reflected in the
Return of Premium Death Benefit Supplement. Part II has also been updated pursuant to the requirements of Form S-3. The PEA does not amend any other part of the Registration Statement except as specifically noted herein.

AXA Equitable Life Insurance Company

Supplement dated             , 2017 to the June 1, 2017 prospectus for Structured Capital Strategies® PLUS

This Supplement modifies certain information in the above-referenced prospectus (the “Prospectus”) offered by AXA Equitable Life Insurance Company (“AXA Equitable”). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your Prospectus.

The purpose of this Supplement is to add an optional Return of Premium Death Benefit.

Please note the following changes to the Prospectus:

1.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “What is Structured Capital Strategies® PLUS?”:

Structured Capital Strategies® PLUS is a variable and index-linked deferred annuity contract issued by AXA Equitable Life Insurance Company. The Structured Capital Strategies® contract provides for the accumulation of retirement savings. The contract also offers several payout options and an optional death benefit. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, in one or more of the Segments comprising the Structured Investment Option or in our Dollar Cap Averaging Program. See “Definition of key terms” later in this Prospectus for a more detailed explanation of terms associated with the Structured Investment Option.

2.	The following hereby supplements and amends, and to the extent inconsistent replaces, the corresponding information in “Definitions of key terms”:

Cash value — At any time before annuity payments begin, your contract’s cash value is equal to the account value less any withdrawal charges or other charges and fees.

Owner — The “owner” is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits, except the Return of Premium Death Benefit, if elected.

Reference Life (Lives) — The Reference Life (or Reference Lives) is the individual or individuals on whose life we base the optional Return of Premium Death Benefit. We establish the Reference Life (or Reference Lives) at contract issue and the Reference Life (or Reference Lives) generally do not change. For contracts with a natural owner, the Reference Life (or Reference Lives) is the original owner (or original joint owners). For contracts with a non-natural owner, the Reference Life is the original annuitant.

3.	The following hereby supplements the information in “Structured Capital Strategies® PLUS at a glance — key features”:

Optional Death Benefit	• Return of Premium Death Benefit

The Return of Premium Death Benefit is payable upon the death of the Reference Life (or surviving Reference Life if there are joint Reference Lives).

The Reference Life for this benefit will not generally change even though the owner or annuitant is changed.

The guaranteed benefits under the contract are supported by AXA Equitable’s general account and are subject to AXA Equitable’s claims paying ability. Contract owners should look to the financial strength of AXA Equitable for its claims paying ability.

4.	The following hereby amends, and to the extent inconsistent replaces, the corresponding section in “Fee table”:

Charges we deduct from your variable investment options (including the Segment Type Holding Accounts) expressed as an annual percentage of daily net assets
Separate account annual expenses:
Variable Investment Option fee(6)	1.15%
This fee does not apply to amounts held in a Segment.
Optional Separate Account Expenses:
Return of Premium Death Benefit charge(*)	0.20%
Total separate account annual expenses with highest optional separate account annual expenses	1.35%

(6)	On a non-guaranteed basis, we may waive any portion of the variable investment option fee as it applies to the EQ/Money Market variable investment option (including any amounts in the Segment Type Holding Accounts and dollar cap averaging account) to the extent that the fee exceeds the income distributed by the underlying EQ/Money Market Portfolio. This waiver is limited to the variable investment option fee, and it is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. See “Variable Investment Option fee” in “Charges and expenses” later in this Prospectus.

(*)	The Return of Premium Death Benefit charge is added to the variable investment option fee and the combined amount is deducted daily from the variable investment options (including the Segment Type Holding Accounts and Dollar Cap Averaging Account). With respect to the variable investment options, the Return of Premium Death Benefit charge is expressed as an annual percentage of daily net assets. On a non-guaranteed basis, we may waive any portion of the Return of Premium Death Benefit charge as it applies to the EQ/Money Market variable investment option (including any amounts in the Segment Type Holding Accounts and dollar cap averaging account) to the extent that the charge exceeds the income distributed by the underlying EQ/Money Market Portfolio. This waiver is limited to the Return of Premium Death Benefit charge, and it is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. See “Return of Premium Death Benefit charge” in “Charges and expenses” later in this Prospectus.

5.	The following hereby supplements the information in “Fee table”:

Charges we deduct from Segments if you elect the optional Return of Premium Death Benefit expressed as an annual percentage of the Segment Investment
Return of Premium Death Benefit charge(9)	0.20%

(9)	The Return of Premium Death Benefit charge is deducted from each Segment as part of the Segment Rate of Return calculation. For Segments, the Return of Premium Death Benefit charge is expressed as an annual percentage of the Segment Investment. If the contract is surrendered or annuitized, a withdrawal is taken, or a death benefit is paid, on any date other than the Segment Maturity Date, we will deduct a pro rata portion of the charge from each Segment.

6.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Fee table — Examples”:

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year and you elected the Return of Premium Death Benefit. The example also assumes (i) the total annual expenses of the portfolios set forth in the previous tables; and (ii) there is no waiver of any withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
AXABalanced Strategy	$852	$1,274	$1,722	$2,816	$252	$774	$1,322	$2,816
EQ/MoneyMarket	$817	$1,169	$1,548	$2,468	$217	$669	$1,148	$2,468

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The example also assumes (i) the total annual expenses of the portfolios set forth in the previous tables; and (ii) there is no waiver of any withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
AXABalanced Strategy	$831	$1,212	$1,619	$2,611	$231	$712	$1,219	$2,611
EQ/MoneyMarket	$796	$1,107	$1,443	$2,255	$196	$607	$1,043	$2,255

7.	The following hereby supplements the information in “Risk Factors”:

•

You cannot terminate the Return of Premium Death Benefit once you elect it. This means that you cannot avoid paying the charge for the Return of Premium Death Benefit even if you no longer want or need the protection offered by the Return of Premium Death Benefit. This also means you cannot avoid paying the charge when the account value is higher than your adjusted contributions.

•

If you elect the Return of Premium Death Benefit, then you cannot make contributions to the contract once the original owner or annuitant reaches age 76 (or the first contract date anniversary if later). This means that you will not be able to increase the Return of Premium Death Benefit amount after this date.

•

If the owner of the contract is changed, the original owner(s) will remain as the Reference Life (Reference Lives) for the Return of Premium Death Benefit. This means that if the new owner dies before the Reference Life (Reference Lives), the Return of Premium Death Benefit is not payable. Also, the Return of Premium Death Benefit is not payable if the new owner chooses a transaction which terminates the benefit (e.g., the new owner elects an annuity payout option).

•	If you elect the Return of Premium Death Benefit and subsequently divorce:

—	the value of your Return of Premium Death Benefit may be reduced on a greater than dollar-for-dollar basis if a portion of the account value is withdrawn due to the divorce;

—	the sole Reference Life for this death benefit will not change even if the ownership does which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit; and

—	the joint Reference Lives will not be changed unless one ex-spouse is awarded sole ownership of the contract and all necessary documentation is provided to change the ownership of the contract to that ex-spouse before either one of the joint Reference Lives dies which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit.

8.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in the tables under the heading “Additional limitations on contributions to your contract” in “Contract features and benefits — How you can purchase and contribute to your contract?”:

•	You may make subsequent contributions to the contract until the later of attained age 86 (76 if you have elected the Return of Premium Death Benefit) or, if later, the first contract date anniversary.

9.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Contract features and benefits — Structured Investment Option”:

Segment Maturity Value

We calculate your Segment Maturity Value on the Segment Maturity Date using your Segment Investment and the Segment Rate of Return.

For Standard Segments, the Segment Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date), subject to the Performance Cap Rate and Segment Buffer, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
exceeds the Performance Cap Rate	equal to the Performance Cap Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is positive but less than the Performance Cap Rate	equal to the Index Performance Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is flat or negative by a percentage equal to or less than the Segment Buffer	equal to 0% minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

For Annual Lock Segments, the Segment Rate of Return is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected. The Annual Lock Yearly Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the first Annual Lock Anniversary and thereafter from one Annual Lock Anniversary to the next), subject to the Performance Cap Rate and Segment Buffer, as follows:

If the Index Performance Rate for the Annual Lock Period:	Your Annual Lock Yearly Rate of Return for that Annual Lock Period will be:
exceeds the Performance Cap Rate	equal to the Performance Cap Rate
is positive but less than the Performance Cap Rate	equal to the Index Performance Rate
is flat or negative by a percentage equal to or less than the Segment Buffer	equal to 0%
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer

We first multiply your Segment Investment by your Annual Lock Yearly Rate of Return for the first year (first Annual Lock Period) to get your Annual Lock Yearly Return Amount for that year (Annual Lock Period). Your Annual Lock Anniversary Ending Amount for the first Annual Lock Period is equal to your Segment Investment plus or minus your Annual Lock Yearly Return Amount for that Annual Lock Period. Your Annual Lock Yearly Return Amount for that period may be negative, in which case your Annual Lock Anniversary Ending Amount for that period will be less than your Segment Investment. The Annual Lock Anniversary Ending Amount on the first Annual Lock Anniversary is the Annual Lock Anniversary Starting Amount for the second year (second Annual Lock Period) that we multiply by the Annual Lock Yearly Rate of Return for that Annual Lock Period and so on for the remaining Annual Lock Periods until the Segment Maturity Date (sixth Annual Lock Anniversary). These values are based on the change in the value of the relevant Index during the relevant Annual Lock Period. Any fluctuation in the value of the Index between a Segment Start Date and the first Annual Lock Anniversary (and between each successive Annual Lock Anniversary thereafter) is ignored when calculating the Annual Lock Anniversary Ending Amount.

Please note: (i) the Annual Lock Anniversary Starting Amount (and each subsequent Annual Lock Anniversary Starting and Ending Amount) is adjusted for any withdrawals (including any withdrawal charge and other charges and fees) from the Segment and (ii) the Annual Lock Anniversary Starting and Ending Amounts are used solely to calculate the Segment Maturity Value for Annual Lock Segments, are not credited to the contract, are not the Segment Interim Value, and cannot be received upon surrender or withdrawal.

Your Segment Maturity Value is calculated as follows:

We multiply your Segment Investment by your Segment Rate of Return to get your Segment Return Amount. Your Segment Maturity Value is equal to your Segment Investment plus or minus your Segment Return Amount. Your Segment Return Amount may be negative, in which case your Segment Maturity Value will be less than your Segment Investment.

10.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Standard Segment Examples” in “Contract features and benefits — Structured Investment Option”:

Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Segment with a -20% Segment Buffer, we set the Performance Cap Rate for that Segment at 45%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

11.	The following hereby supplements the information in “Standard Segment Examples” in “Contract features and benefits — Structured Investment Option”:

Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Segment with a -20% Segment Buffer, we set the Performance Cap Rate for that Segment at 45%, you make no withdrawal from the Segment and you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 50% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 43.8% Segment Rate of Return, and your Segment Maturity Value would be $1,438. We reach that amount as follows:

•

The Index Performance Rate (50%) is greater than the Performance Cap Rate (45%), so the Segment Rate of Return (43.8%) is equal to the Performance Cap Rate (45%) minus the Return of Premium Death Benefit charge (1.20%).

•	The Segment Return Amount ($438) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (43.8%).

•	The Segment Maturity Value ($1,438) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($438).

12.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Contract features and benefits — Structured Investment Option”:

Annual Lock Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Annual Lock Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

Below is a table summarizing the various Index Performance Rates, Annual Lock Yearly Rates of Return, Annual Lock Yearly Return Amounts and Annual Lock Anniversary Starting and Ending Amounts for the Annual Lock example that is described immediately following the table.

Year	Index Performance Rate	Annual Lock Yearly Rate of Return Annual	Annual Lock Anniversary Starting Amount		Annual Lock Yearly Return Amount		Annual Lock Anniversary Ending Amount
1	13%	12%	$1,000.00	*		$120.00	$1,120.00
2	-5%	0%	$1,120.00			$0.00	$1,120.00
3	10%	10%	$1,120.00			$112.00	$1,232.00
4	-12%	-2%	$1,232.00		-$	24.64	$1,207.36
5	11%	11%	$1,207.36			$132.81	$1,340.17
6	14%	12%	$1,340.17			$160.82	$1,500.99

*	This is also the Segment Investment.

If the S&P Price Return Index returns are as stated above, then you will receive a 50.099% Segment Rate of Return, and your Segment Maturity Value would be $1,500.99. We reach that amount as follows:

•	The Segment Rate of Return (50.099%) is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return.

•	The Segment Return Amount ($500.99) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (50.099%).

•	The Segment Maturity Value ($1,500.99) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($500.99).

Below is a table summarizing the various Index Performance Rates, Annual Lock Yearly Rates of Return, Annual Lock Yearly Return Amounts and Annual Lock Anniversary Starting and Ending Amounts for an Annual Lock example using different Index Performance Rate assumptions.

Year	Index Performance Rate	Annual Lock Yearly Rate of Return Annual	Annual Lock Anniversary Starting Amount		Annual Lock Yearly Return Amount		Annual Lock Anniversary Ending Amount
1	13%	12%	$1,000.00	*		$120.00	$1,120.00
2	-5%	0%	$1,120.00			$0.00	$1,120.00
3	8%	8%	$1,120.00			$89.60	$1,209.60
4	-20%	-10%	$1,209.60			-$120.96	$1,088.64
5	-19%	-9%	$1,088.64		-$	97.98	$990.66
6	-6%	0%	$990.66			$0.00	$990.66
*	This is also the Segment Investment.

If the S&P Price Return Index returns are as stated above, then you will receive a -0.934% Segment Rate of Return, and your Segment Maturity Value would be $990.66. We reach that amount as follows:

•	The Segment Rate of Return (-0.934%) is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return.

•	The Segment Return Amount (-$9.34) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-0.934%).

•	The Segment Maturity Value ($990.66) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$9.34).

Below is a table summarizing the various Index Performance Rates, Annual Lock Yearly Rates of Return, Annual Lock Yearly Return Amounts and Annual Lock Anniversary Starting and Ending Amounts for the Annual Lock example that is described immediately following the table.

Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Annual Lock Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did elect the Return of Premium Death Benefit.

Year	Index Performance Rate	Annual Lock Yearly Rate of Return Annual	Annual Lock Anniversary Starting Amount		Annual Lock Yearly Return Amount		Annual Lock Anniversary Ending Amount
1	13%	12%	$1,000.00	*		$120.00	$1,120.00
2	-5%	0%	$1,120.00			$0.00	$1,120.00
3	10%	10%	$1,120.00			$112.00	$1,232.00
4	-12%	-2%	$1,232.00		-$	24.64	$1,207.36
5	11%	11%	$1,207.36			$132.81	$1,340.17
6	14%	12%	$1,340.17			$160.82	$1,500.99
*	This is also the Segment Investment.

If the S&P Price Return Index returns are as stated above, then you will receive a 48.899% Segment Rate of Return, and your Segment Maturity Value would be $1,488.99. We reach that amount as follows:

•	The Segment Rate of Return (48.899%) is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return, minus the Return of Premium Death Benefit charge (0.20% for six years).

•	The Segment Return Amount ($488.99) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (48.899%).

•	The Segment Maturity Value ($1,488.99) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($488.99).

13.	The following hereby supplements the information in “Contract features and benefits”:

Return of Premium Death Benefit

At issue, you may elect the optional Return of Premium Death Benefit.

The Return of Premium Death Benefit amount is equal to your initial contribution and any subsequent contributions to the contract less a deduction that reflects any withdrawals you make from the contract (including any withdrawal charges). The amount of this deduction is described under “How withdrawals affect your Return of Premium Death Benefit” later in this section. The amount of any withdrawal charge is described in “Charges and expenses — Withdrawal charge” later in this Prospectus.

The Return of Premium Death Benefit is payable upon the death of the Reference Life (or surviving Reference Life if there are joint Reference Lives). While the owner of the contract can be changed, the Reference Life cannot generally be changed. After the contract is issued the Reference Life (Lives) can only change as follows:

•	if you provide the required forms to remove an original joint owner due to divorce, we also remove that joint owner as a Reference Life; or

•

if the sole beneficiary is the surviving spouse, is under age 86, and elects to continue the contract upon the death sole Reference Life who was also the sole owner, that surviving spouse will become the new Reference Life.

If the contract has a non-natural owner, changing the annuitant will be treated as the death of the owner (but not as the death of the Reference Life) and federal income tax rules will generally require payments of amounts under the contract within five years of changing the annuitant.

The Return of Premium Death Benefit is not available for issue ages 76 and higher. If the contract has joint owners, they must be spouses to elect the Return of Premium Death Benefit. The Return of Premium Death Benefit is not available if the contract has a non-natural owner and joint annuitants.

How withdrawals affect your Return of Premium Death Benefit

Withdrawals through the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit on a pro rata basis by the same proportion that the annuity account value is reduced on the date of the withdrawal. If you take a withdrawal from your contract, you will reduce the Return of Premium Death Benefit amount and the reduction may be on a greater than dollar-for-dollar basis. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your Return of Premium Death Benefit amount was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 * 40%) and your new Return of Premium Death Benefit amount after the withdrawal would be $24,000 ($40,000 – $16,000). Withdrawals after the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit on a dollar-for-dollar basis by the dollar amount your account value is reduced.

How divorce may affect your Return of Premium Death Benefit

If you and your spouse become divorced after you purchase a contract with the Return of Premium Death Benefit, we will not divide the Return of Premium Death Benefit as part of the divorce settlement or judgement. If you are the sole owner (and Reference Life) of a contract with the Return of Premium Death Benefit, we will not remove you as the Reference Life even if your ex-spouse becomes the sole owner of the contract as part of the divorce settlement or judgement. If you and your spouse are joint Reference Lives and you subsequently divorce, only upon submission of the necessary documentation to change the ownership of the contract to only one of the ex-spouses will we drop the other one ex-spouse as a Reference Life. If the ownership is not changed before one of the ex-spouses dies, the Return of Premium Death Benefit will not be payable. As noted earlier, the charge for the Return of Premium Death Benefit does not end on the transfer of ownership.

As a result of the divorce, you may be required to withdraw amounts from the contract to be paid to your ex-spouse. Any such withdrawal will reduce the Return of Premium Death Benefit amount pro rata (and therefore possibly on a greater than dollar-for-dollar basis), and a withdrawal charge and other charges and fees may also apply.

14.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Determining your contract’s value — Your account value and cash value”:

Your contract also has a “cash value.” At any time before annuity payments begin, your contract’s cash value is equal to the account value less any withdrawal charges or other charges or fees. Please see “Surrender of your contract to receive its cash value” in “Accessing your money” later in this Prospectus.

15.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Determining your contract’s value — Your contract’s value in the variable investment options, Segment Type Holding Accounts and the Dollar Cap Averaging Account”:

Each variable investment option (including the Segment Type Holding Accounts and dollar cap averaging account) invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by “units.” The value of your units will increase or decrease as though you had invested it in the corresponding portfolio’s shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

Units measure your value in each variable investment option.

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for the variable investment option fee and, if the Return of Premium Death Benefit is elected, minus the Return of Premium Death Benefit charge (which is added to the variable investment option fee and the combined amount is deducted). Each Segment Type Holding Account and the dollar cap averaging account are part of the EQ/Money Market variable investment option. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day’s value for one unit. The number of your contract units in any variable investment option does not change unless it is:

(i)	increased to reflect additional contributions;

(ii)	decreased to reflect a withdrawal (including applicable withdrawal charges); or

(iii)	increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

A description of how unit values are calculated is found in the SAI.

16.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Determining your contract’s value — Your contract’s value in the Structured Investment Option”:

We then compare the sum of the three components above with a limitation based on the Performance Cap Rate. In particular, the Segment Interim Value is never greater than the Segment Investment (or most recent Annual Lock Anniversary Starting Amount, if applicable) multiplied by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration (or Annual Lock Period for Annual Lock Segments) that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration. If you elected the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge is also deducted from the lesser of these two values. For more information, please see Appendix III.

17.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Partial withdrawals” in “Accessing your money — Withdrawing your account value”:

Partial withdrawals out of Segments are permitted, subject to certain restrictions. See “How withdrawals are taken from your account value” later in this section. If you elected the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge will be deducted at the time you take a partial withdrawal out of a Segment. A partial withdrawal from a Segment will reduce your Segment Investment in that Segment and, therefore, your Segment Maturity Value for that Segment. For Annual Lock Segments, a partial withdrawal will also reduce each Annual Lock Anniversary Starting and Ending Amount. The reduction in the Segment Investment and each Annual Lock Anniversary Starting and Ending Amount may be greater than the dollar amount of your withdrawal. For more information, see Appendix III.

18.	The following hereby supplements the information in “Partial withdrawals” in “Accessing your money — How withdrawals are taken from your account value”:

Withdrawals reduce the Return of Premium Death Benefit amount on a pro rata basis by the same proportion that the account value is reduced on the date of the withdrawal.

19.	The following hereby supplements the information in “Accessing your money — Your annuity payout options”:

Annuitization terminates the Return of Premium Death Benefit, if elected, and your contract has a maturity date. See “Annuity maturity date” later in this section.

20.	The following hereby supplements the information in “Charges and expenses — Charges under the contracts:

Return of Premium Death Benefit charge

If you elect the Return of Premium Death Benefit, we deduct:

•

A daily charge from the net assets in each variable investment option (including each Segment Type Holding Account and the dollar cap averaging account). The current charge is equal to an annual rate of 0.20% of the net assets in each investment option. We add the Return of Premium Death Benefit charge to the variable investment option fee and deduct the combined amount on a daily basis from the net assets in each variable investment option. On a non-guaranteed basis, we may waive this fee under certain conditions. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the sum of this fee and the applicable variable investment option fee, then we will waive the difference between the sum of these two amounts, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive the sum of this fee and the variable investment option fee entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. We reserve the right to change or cancel this provision at any time.

and

•

A charge from each Segment as part of the Segment Rate of Return. The current charge is equal to an annual rate of 0.20% of the Segment Investment in each Segment and is deducted when calculating the Segment Rate of Return on the Segment Maturity Date. A pro rata portion of this charge is deducted if a partial withdrawal is taken from a Segment on a date other than the Segment Maturity Date or if the contract is surrendered, annuitized or a death benefit paid on a date other than the Segment Maturity Date.

21.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Payment of death benefit — Your beneficiary and payment of benefit”:

Death benefit

The base death benefit is equal to the account value as of the date we receive satisfactory proof of the owner’s death, any required instructions for the method of payment, and all information and forms necessary to effect payment. If you elected the Return of Premium Death Benefit, you will receive the greater of the Return of Premium Death Benefit amount or the account value as of the date we receive satisfactory proof of the Reference Life’s death.

Effect of the owner’s death

The Return of Premium Death Benefit was not elected. In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract is owned by a non-natural person, the death of the primary annuitant triggers rules regarding the death of an owner.

Once we have received notice of the owner’s death, we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option. When Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option (“BCO”). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the “Spousal continuation” feature, or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under “Non-spousal joint owner contract continuation.” If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner, under “Spousal continuation” or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner’s death (the “5-year rule”). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not to exceed his/her life expectancy) if payments commence within one year of the owner’s death. Any such election must be made in accordance with our rules at the time of death.

The Return of Premium Death Benefit was elected. In general, if the owner, who is also the sole Reference Life, dies while the contract is in force, the contract terminates and the death benefit is paid. If the contract is jointly owned at issue and the Reference Lives are spouses when the first Reference Life dies, the Return of Premium Death Benefit is payable upon the death of the surviving Reference Life. If the contract is owned by a non-natural person, the annuitant will be the Reference Life and the death of the annuitant triggers the same rules that apply to the death of an owner.

If the owner, who is not the Reference Life, dies before the Reference Life (or surviving Reference Life, if applicable), the Return of Premium Death Benefit is not payable and the post-death distribution rules discussed above apply.

Once we have notice of the Reference Life’s death (or surviving Reference Life’s death, if applicable), we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option. When Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

There are certain circumstances, however, in which the contract can be continued by a successor owner or under the BCO. If you are the sole Reference Life and your spouse is the sole primary beneficiary, your surviving spouse may be able to continue the contract as a successor owner, under “Spousal continuation” if your surviving spouse is not yet 86 years old, or the surviving spouse could continue the contract under the BCO, as discussed below. If the beneficiary is not the surviving spouse, Spousal continuation is not available, but other post-death payout options under the BCO may be available, and generally, the 5-year rule applies. In certain cases, an individual beneficiary may opt to receive payments over his/her life (or over a period not to exceed his/her life expectancy) if payments commence within one year of the owner’s death. Any such election must be made in accordance with our rules at the time of death.

22.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Payment of death benefit — Non-spousal joint owner contract continuation”:

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any amount payable under the contract must be fully paid to the surviving joint owner within five years, unless one of the exceptions described here applies. The surviving owner may instead elect to take an installment payout or an annuity payout option we may offer at the time under the contract, provided payments begin within one year of the deceased owner’s death. If an annuity or installment payout is elected, the contract terminates and a supplemental contract is issued.

If the older owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or an annuity payout option we may offer at the time under the contract within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will no longer apply if you did not elect the Return of Premium Death Benefit, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or annuity within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will continue to apply and no additional contributions will be permitted. If you did not elect the Return of Premium Death Benefit, the base death benefit becomes payable to the beneficiary if the older owner dies within five years after the death of the younger owner.

23.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Payment of death benefit — Spousal continuation”:

Return of Premium Death Benefit was not elected. If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse’s death to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a single owner contract) may elect to receive the death benefit, continue the contract under our beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

•	In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.

•	If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where a NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant’s death the annuitant’s spouse is the sole beneficiary of the Living Trust, the Trust, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant’s death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

•	If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

•	The withdrawal charge schedule remains in effect.

The transfer restrictions on amounts in Segments prior to election of Spousal continuation remain in place. Any amounts in Segments may not be transferred out of the Segments until their Segment Maturity Dates. The Segment Maturity Value may be reinvested in other investment options. However, if the beneficiary chooses the “5-year rule” they are not permitted to transfer any account value to any Segment but instead can only transfer account value to a variable investment option.

If you divorce, spousal continuation does not apply.

Return of Premium Death Benefit was elected. If you are the original contract owner and your spouse is the sole primary beneficiary, your spouse may elect to continue the contract, including the Return of Premium Death Benefit, as successor owner upon your death under certain conditions. The Return of Premium Death Benefit charge will continue to apply. Spousal beneficiaries (who were not also a Reference Life) must be 85 or younger as of the date of the deceased spouse’s death to continue the contract under Spousal continuation. If you jointly own the contract with your spouse and you are joint Reference Lives, the contract continues with your spouse as the surviving Reference Life. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If you divorce, Spousal continuation does not apply.

24.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Payment of death benefit — Beneficiary continuation option”:

This feature permits a designated individual, on the contract owner’s death, to maintain a contract with the deceased contract owner’s name on it and receive distributions under the contract, instead of receiving the amount payable under the contract in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix II later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

25.	The following hereby amends, and to the extent inconsistent replaces, the corresponding information in “Beneficiary continuation option for NQ contracts only” in “Payment of death benefit — Beneficiary continuation option”:

If the amount payable under the contract is a death benefit:

•	No withdrawal charges will apply to withdrawals of the death benefit by the beneficiary.

If the amount payable under the contract is the cash value:

•

The contract’s withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract’s free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

•

We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the “Withdrawal charges” in “Charges and expenses” earlier in this Prospectus.

Structured Capital Strategies® PLUS is issued by and is a registered service mark of

AXA Equitable Life Insurance Company (AXA Equitable).

Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC. 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2017 AXA Equitable Life Insurance Company. All rights reserved.

AXA Equitable Life Insurance Company

1290 Avenue of the Americas, New York, NY 10104

(212) 554-1234

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                       ESTIMATED
ITEM OF EXPENSE                                                         EXPENSE
---------------                                                       -----------
Registration fees                                                     $116,015.90
Federal taxes                                                             N/A
State taxes and fees (based on 50 state average)                          N/A
Trustees' fees                                                            N/A
Transfer agents' fees                                                     N/A
Printing and filing fees                                                $50,000*
Legal fees                                                                N/A
Accounting fees                                                           N/A
Audit fees                                                              $20,000*
Engineering fees                                                          N/A
Directors and officers insurance premium paid by Registrant               N/A
--------
* Estimated expense.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The by-laws of AXA Equitable Life Insurance Company ("AXA Equitable")
provide, in Article VII, as follows:

         7.4    Indemnification of Directors, Officers and Employees. (a) To
                the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i)    any person made or threatened to be made a party to any
                       action or proceeding, whether civil or criminal, by
                       reason of the fact that he or she, or his or her
                       testator or intestate, is or was a director, officer or
                       employee of the Company shall be indemnified by the
                       Company;

                (ii)   any person made or threatened to be made a party to any
                       action or proceeding, whether civil or criminal, by
                       reason of the fact that he or she, or his or her
                       testator or intestate serves or served any other
                       organization in any capacity at the request of the
                       Company may be indemnified by the Company; and

                (iii)  the related expenses of any such person in any of said categories may be advanced by the Company.

                       (b) To the extent permitted by the law of the State of
                       New York, the Company may provide for further
                       indemnification or advancement of expenses by resolution
                       of shareholders of the Company or the Board of
                       Directors, by amendment of these By-Laws, or by
                       agreement. {Business Corporation Law ss.ss. 721-726;
                       Insurance Law ss.1216}

                The directors and officers of AXA Equitable are insured under policies issued by X. L. Insurance Company, Arch Insurance Company, Endurance
Insurance Company, U.S. Specialty Insurance, St. Paul Travelers, Chubb
Insurance Company, AXIS Insurance Company and Zurich Insurance Company. The
annual limit on such policies is $105 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

         Exhibits No.

     (1) (a)    Distribution Agreement dated as of January 1, 1998 among The
                Equitable Life Assurance Society of the United States (now AXA
                Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable
                Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to the Registration Statement on Form N-4
                (File No. 333-64749), filed on August 5, 2011.

                (i)    First Amendment dated January 1, 2001 to Distribution
                       Agreement dated January 1, 1998, incorporated herein by
                       reference to the Registration Statement on Form N-4
                       (File No. 333-64749), filed on August 5, 2011.

                (ii)   Second Amendment dated January 1, 2012 to Distribution
                       Agreement dated January 1, 1998, incorporated herein by
                       reference to Registration Statement on Form N-4 (File
                       No. 333-05593) filed on April 24, 2012.

                (iii)  Third Amendment dated November 1, 2014 to Distribution
                       Agreement dated January 1, 1998, incorporation herein by
                       reference to Registration Statement on Form N-4 (File
                       No. 2-30070) filed on April 19, 2016.

         (b)    Distribution and Servicing Agreement dated as of May 1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable
                Life Assurance Society of the United States, and Equitable
                Variable Life Insurance Company, incorporated herein by
                reference to Exhibit 3(c) to the Registration Statement on Form
                N-4 (File No. 2-30070), refiled electronically July 10, 1998.

                (i)    Letter of Agreement dated April 20, 1998 for
                       Distribution Agreement, among The Equitable Life
                       Assurance Society of the United States and EQ Financial
                       Consultants, Inc. (now AXA Advisors, LLC), incorporated
                       herein by reference to Exhibit No. 3(c) to Registration
                       Statement (File No. 33-83750), filed on May 1, 1998.

         (c)    Distribution Agreement for services by The Equitable Life
                Assurance Society of the United States to AXA Network, LLC and
                its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement (File No.
                33-83750) filed April 19, 2001.

         (d)    Transition Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the
                United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement (File No.
                33-83750) filed April 19, 2001.

         (e)    General Agent Sales Agreement dated January 1, 2000 between The
                Equitable Life Assurance Society of the United States and AXA
                Network, LLC and its subsidiaries, incorporated herein by
                reference to Exhibit 3(h) to the Registration Statement on Form
                N-4, (File No. 2-30070), filed April 19, 2004.

                (i)    First Amendment dated January 1, 2003 to General Agent
                       Sales Agreement dated January 1, 2000 between The
                       Equitable Life Assurance Society of the

                                     II-2

                       United States and AXA Network, LLC and its subsidiaries,
                       incorporated herein by reference to the Registration
                       Statement on Form N-4, (File No. 333-05593), filed
                       April 24, 2012.

                (ii)   Second Amendment dated as of January 1, 2004 to General
                       Agent Sales Agreement dated January 1, 2000 between The
                       Equitable Life Assurance Society of the United States
                       and AXA Network, LLC and its subsidiaries, incorporated
                       herein by reference to the Registration Statement on
                       Form N-4, (File No. 333-05593), filed April 24, 2012.

                (iii)  Third Amendment dated as of July 19,2004 to General
                       Agent Sales Agreement dated as of January 1, 2000 by and
                       between The Equitable Life Assurance Society of the
                       United States and AXA Network, LLC and its subsidiaries
                       incorporated herein by reference to Registration
                       Statement on Form N-4 (File No. 333-127445), filed on
                       August 11, 2005.

                (iv)   Fourth Amendment dated as of November 1, 2004 to General
                       Agent Sales Agreement dated as of January 1, 2000 by and
                       between The Equitable Life Assurance Society of the
                       United States and AXA Network, LLC and its subsidiaries
                       incorporated herein by reference to Registration
                       Statement on Form N-4 (File No. 333-127445), filed on
                       August 11, 2005.

                (v)    Fifth Amendment dated as of November 1, 2006, to General
                       Agent Sales Agreement dated as of January 1, 2000 by and
                       between The Equitable Life Assurance Society of the
                       United States and AXA Network, LLC and its subsidiaries
                       incorporated herein by reference to Registration
                       Statement on Form N-4 (File No. 333-05593), filed on
                       April 24, 2012.

                (vi)   Sixth Amendment dated as of February 15, 2008, to
                       General Agent Sales Agreement dated as of January 1,
                       2000 by and between AXA Equitable Life Insurance Company
                       (formerly known as The Equitable Life Assurance Society
                       of the United States) and AXA Network, LLC and its
                       subsidiaries, incorporated herein by reference to
                       Registration Statement on Form N-4 (File No. 333-05593)
                       filed on April 24, 2012.

                (vii)  Seventh Amendment dated as of February 15, 2008, to
                       General Agent Sales Agreement dated as of January 1,
                       2000 by and between AXA Equitable Life Insurance Company
                       (formerly known as The Equitable Life Assurance Society
                       of the United States) and AXA Network, LLC and its
                       subsidiaries, incorporated herein by reference to
                       Registration Statement on Form N-4 (File No. 2-30070) to
                       Exhibit 3(r), filed on April 20, 2009.

                (viii) Eighth Amendment dated as of November 1, 2008, to
                       General Agent Sales Agreement dated as of January 1,
                       2000 by and between AXA Equitable Life Insurance Company
                       (formerly known as The Equitable Life Assurance Society
                       of the United States) and AXA Network, LLC and its
                       subsidiaries, incorporated herein by reference to
                       Registration Statement on Form N-4 (File No. 2-30070) to
                       Exhibit 3(s), filed on April 20, 2009.

                (ix)   Ninth Amendment dated as of November 1, 2011 to General
                       Agent Sales Agreement dated as of January 1, 2000 by and
                       between AXA Life Insurance Company (formerly known as
                       The Equitable Life Assurance Society of the United
                       States) and AXA Network, LLC and its subsidiaries,
                       incorporated herein by reference to Registration
                       Statement on Form N-4 (File No. 333-05593) filed on
                       April 24, 2012.

                (x)    Tenth Amendment dated as of November 1, 2013, to General
                       Agent Sales Agreement dated as of January 1, 2000, by
                       and between AXA Equitable Life Insurance Company
                       (formerly known as The Equitable Life Assurance Society
                       of the United States) and AXA Network, LLC and its
                       subsidiaries, incorporated herein by reference to
                       Registration Statement on Form N-4 (File No. 333-178750)
                       filed on October 16, 2014.

                (xi)   Eleventh Amendment dated as of November 1, 2013, to
                       General Agent Sales Agreement dated as of January 1,
                       2000, by and between AXA Equitable Life Insurance
                       Company (formerly known as The Equitable Life Assurance
                       Society of the United States) and AXA Network, LLC and
                       its subsidiaries, incorporated herein by reference to
                       Registration Statement on Form N-4 (File No. 333-178750)
                       filed on October 16, 2014.

                (xii)  Twelfth Amendment dated as of November 1, 2013, to
                       General Agent Sales Agreement dated as of January 1,
                       2000, by and between AXA Equitable Life Insurance
                       Company (formerly known as The Equitable Life Assurance
                       Society of the United States) and AXA Network, LLC and
                       its subsidiaries, incorporated herein by reference to
                       Registration Statement on Form N-4 (File No. 333-178750)
                       filed on October 16, 2014.

                (xiii) Thirteenth Amendment dated as of October 1, 2014 to
                       General Agent Sales Agreement dated as of January 1,
                       2000, by and between AXA Equitable Life Insurance
                       Company (formerly known as The Equitable Life Assurance
                       Society of the United States) and AXA Network, LLC and
                       its subsidiaries, incorporated herein by reference to
                       the Registration Statement on Form N-4
                       (File No. 333-202147), filed on September 9, 2015.

                (xiv)  Fourteenth Amendment dated as of August 1, 2015 to
                       General Agent Sales Agreement dated as of January 1,
                       2000, by and between AXA Equitable Life Insurance
                       Company (formerly known as The Equitable Life Assurance
                       Society of the United States) and AXA Network, LLC and
                       its subsidiaries, incorporated herein by reference to
                       this Registration Statement on Form N-4
                       (File No. 2-30070), filed on April 19, 2016.

                (e)(xv)Sixteenth Amendment dated May 1, 2016 to the General
                       Agent Sales Agreement dated as of January 1, 2000 by and
                       between AXA Equitable Life Insurance Company, (formerly
                       known as The Equitable Life Assurance Society of the
                       United States) and AXA Network, LLC, incorporated herein
                       by reference to Registration Statement on Form N-4 (File
                       No. 2-30070) filed on April 18, 2017.

         (f)    Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among
                [Brokerage General Agent] and AXA Distributors, LLC, AXA
                Distributors Insurance Agency, LLC, AXA Distributors Insurance
                Agency of Alabama, LLC, and AXA Distributors Insurance Agency
                of Massachusetts, LLC, incorporated herein by reference to
                Exhibit No. 3.(i) to Registration Statement (File No.
                333-05593) on Form N-4, filed on April 20, 2005.

         (g)    Form of Wholesale Broker-Dealer Supervisory and Sales Agreement
                among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Exhibit No. 3.(j) to Registration
                Statement (File No. 333-05593) on Form N-4, filed on April 20,
                2005.

                                     II-3

         (h)    Amended and Restated Participation Agreement among EQ Advisors
                Trust, AXA Equitable Life Insurance Company ("AXA Equitable"),
                AXA Distributors and AXA Advisors dated July 15, 2002 is
                incorporated herein by reference to Post-Effective Amendment
                No. 25 to the EQ Advisor's Trust Registration Statement on Form
                N-1A (File No. 333-17217 and 811-07953), filed on February 7,
                2003.

                (i)    Amendment No. 1, dated May 2, 2003, to the Amended and
                       Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 28 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on February 10, 2004.

                (ii)   Amendment No. 2, dated July 9, 2004, to the Amended and
                       Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 35 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on October 15, 2004.

                (iii)  Amendment No. 3, dated October 1, 2004, to the Amended and Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 35 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on October 15, 2004.

                (iv)   Amendment No. 4, dated May 1, 2005, to the Amended and
                       Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 37 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on April 7, 2005.

                (v)    Amendment No. 5, dated September 30, 2005, to the
                       Amended and Restated Participation Agreement among EQ
                       Advisors Trust, AXA Equitable, AXA Distributors and AXA
                       Advisors dated July 15, 2002 incorporated herein by
                       reference to Post-Effective Amendment No. 44 to the EQ
                       Advisor's Trust Registration Statement (File No.
                       333-17217) on Form N-1A filed on April 5, 2006.

                (vi)   Amendment No. 6, dated August 1, 2006, to the Amended
                       and Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 51 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on February 2, 2007.

                (vii)  Amendment No. 7, dated May 1, 2007, to the Amended and
                       Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 53 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on April 27, 2007.

                (viii) Amendment No. 8, dated January 1, 2008, to the Amended and Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 56 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on December 27, 2007.

                (ix)   Amendment No. 9, dated May 1, 2008, to the Amended and
                       Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 61 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on February 13, 2009.

                (x)    Amendment No. 10, dated January 1, 2009, to the Amended
                       and Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 64 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on March 16, 2009.

                (xi)   Amendment No. 11, dated May 1, 2009, to the Amended and
                       Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 67 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on April 15, 2009.

                (xii)  Amendment No. 12, dated September 29, 2009, to the
                       Amended and Restated Participation Agreement among EQ
                       Advisors Trust, AXA Equitable, AXA Distributors and AXA
                       Advisors dated July 15, 2002 incorporated herein by
                       reference to Post-Effective Amendment No. 70 to the EQ
                       Advisor's Trust Registration Statement (File No.
                       333-17217) on Form N-1A filed on January 21, 2010.

                                     II-4

                (xiii) Amendment No. 13, dated August 16, 2010, to the Amended and Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       Post-Effective Amendment No. 77 To the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on February 3, 2011.

                (xiv)  Amendment No. 14, dated December 15, 2010, to the
                       Amended and Restated Participation Agreement among EQ
                       Advisors Trust, AXA Equitable, AXA Distributors and AXA
                       Advisors dated July 15, 2002 incorporated herein by
                       reference to Post-Effective Amendment No. 77 To the EQ
                       Advisor's Trust Registration Statement (File No.
                       333-17217) on Form N-1A filed on February 3, 2011.

                (xv)   Amendment No. 15, dated June 7, 2011, to the Amended and
                       Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable, AXA Distributors and AXA Advisors
                       dated July 15, 2002 incorporated herein by reference to
                       and/or previously filed with Post-Effective Amendment
                       No. 84 to EQ Advisor's Trust Registration Statement
                       (File No. 333-17217) on Form N-1A filed on
                       August 17, 2011.

                (xvi)  Amendment No. 16, dated April 30, 2012, to the Amended and Restated Participation Agreement among EQ Advisors
                       Trust, AXA Equitable and AXA Distributors dated
                       July 15,2002 incorporated herein by reference to
                       Post-Effective Amendment No. 96 to the EQ Advisor's
                       Trust Registration Statement (File No. 333-17217) on
                       Form N-1A filed on February 7, 2012.

                (i)(a) Second Amended and Restated Participation Agreement
                       among the Trust, AXA Equitable, FMG LLC and AXA
                       Distributors dated May 23, 2012, incorporated herein by
                       reference to EQ Advisors Trust Registration Statement on
                       Form N-1A (File No. 333-17217) filed on July 22, 2013.

                (a)(i) Amendment No. 1 dated as of June 4, 2013 to the Second
                       Amended and Restated Participation Agreement among the
                       Trust, AXA Equitable, FMG LLC and AXA Distributors dated
                       May 23, 2012, incorporated herein by reference to EQ
                       Advisors Trust Registration Statement on Form N-1A (File
                       No. 333-17217) filed on July 22, 2013.

                (a)(ii)Amendment No. 2 dated as of October 21, 2013 to the
                       Second Amended and Restated Participation Agreement
                       among the Trust, AXA Equitable, FMG LLC and AXA
                       Distributors dated May 23, 2012, incorporated herein by
                       reference to EQ Advisors Trust Registration Statement on
                       Form N-1A (File No. 333-17217) filed on July 22, 2013.

               (a)(iii)Amendment No. 3, dated as of April 4, 2014 ("Amendment
                       No. 3"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as
                       amended ("Agreement"), by and among EQ Advisors Trust
                       ("Trust"), AXA Equitable Life Insurance Company, AXA
                       Equitable Funds Management Group, LLC and AXA
                       Distributors, LLC (collectively, the "Parties"),
                       incorporated herein by reference to EQ Advisors Trust
                       Registration Statement on Form N-1A (File No. 333-17217)
                       filed on April 30, 2014.

                (a)(iv)Amendment No. 4, dated as of June 1, 2014 ("Amendment
                       No. 4"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as
                       amended ("Agreement"), by and among EQ Advisors Trust
                       ("Trust"), AXA Equitable Life Insurance Company, AXA
                       Equitable Funds Management Group, LLC and AXA
                       Distributors, LLC (collectively, the "Parties"),
                       incorporated herein by reference to EQ Advisors Trust
                       Registration Statement on Form N-1A (File No. 333-17217)
                       filed on April 30, 2014.

                (a)(v) Amendment No. 5, dated as of July 16, 2014 ("Amendment
                       No. 5"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as
                       amended ("Agreement"), by and among EQ Advisors Trust
                       ("Trust"), AXA Equitable Life Insurance Company, AXA
                       Equitable Funds Management Group, LLC and AXA
                       Distributors, LLC (collectively, the "Parties") "),
                       incorporated herein by reference to EQ Advisors Trust
                       Registration Statement on Form N-1A (File No. 333-17217)
                       filed on February 5, 2015.

                (a)(vi)Amendment No.6, dated as of April 30, 2015 ("Amendment
                       No. 6"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as
                       amended ("Agreement"), by and among EQ Advisors Trust
                       ("Trust"), AXA Equitable Life Insurance Company, AXA
                       Equitable Funds Management Group, LLC and AXA
                       Distributors, LLC (collectively, the "Parties"),
                       incorporated herein by reference to EQ Advisors Trust
                       Registration Statement on Form N-1A (File No. 333-17217)
                       filed on April 17, 2015.

               (a)(vii)Amendment No. 7 dated as of December 21, 2015
                       ("Amendment No. 7"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as
                       amended ("Agreement"), by and among EQ Advisors Trust
                       ("Trust"), AXA Equitable Life Insurance Company, AXA
                       Equitable Funds Management Group, LLC and AXA
                       Distributors, LLC (collectively, the "Parties")
                       incorporated herein by reference to EQ Advisors Trust
                       Registration Statement on Form 485(a) (File
                       No. 333-17217) filed on February 11, 2016.

              (a)(viii)Amendment No. 8 dated as of December 9, 2016 ("Amendment
                       No. 8"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as
                       amended ("Agreement"), by and among EQ Advisors Trust
                       ("Trust"), AXA Equitable Life Insurance Company, AXA
                       Equitable Funds Management Group, LLC and AXA
                       Distributors, LLC (collectively, the "Parties")
                       incorporated herein by reference to EQ Advisors Trust
                       Registration Statement on Form 485(a) (File
                       No. 333-17217) filed on January 31, 2017.

     (2)        Not applicable

     (4) (a)    Form of Flexible Premium Deferred Variable and Index Linked
                Annuity Contract, 2017SCSBASE-I-PL-A, previously filed with this registration statement (File No. 333-216083) on
                February 15, 2017.

         (b)    Form of Flexible Premium Deferred Variable and Index Linked
                Annuity Contract, 2017SCSBASE-I-PL-B, previously filed with this registration statement (File No. 333-216083) on
                February 15, 2017.

         (c)    Form of Data Pages, 2017SCS-DP-PL, previously filed with this registration statement (File No. 333-216083) on February 15,
                2017.

         (d)    Form of Endorsement Applicable to Traditional IRA,
                2017IRA-SCS-I, previously filed with this registration
                statement (File No. 333-216083) on February 15, 2017.

         (e)    Form of Endorsement Applicable to Non-Qualified Contracts,
                2017NQ-SCS-I, previously filed with this registration statement
                (File No. 333-216083) on February 15, 2017.

         (f)    Form of Endorsement Applicable to Roth IRA, 2017ROTH-SCS-I,
                previously filed with this registration statement (File No.
                333-216083) on February 15, 2017.

         (g)    Form of Endorsement Applicable to Qualified Defined
                Contribution Plans, 2016QPDC-SCS-I, incorporated herein by reference to Registration Statement No. 333-207256 on Form N-4
                filed on December 23, 2015.

         (h)    Form of Endorsement Applicable to Qualified Defined Benefit
                Plans, 2016QPDB-SCS-I, incorporated herein by reference to
                Registration Statement File No. 333-207256 on Form N-4 filed on
                December 23, 2015.

         (i)    Form of Data Pages, 2017SCS-DP-PL(8-17), filed with this
                registration statement (File No. 333-216083) on August 25, 2017.

         (j)    Form of Endorsement Applicable to Traditional IRA
                2017-IRA-SCS-I ROPDB, filed with this registration statement
                (File No. 333-216083) on August 25, 2017.

         (k)    Form of Endorsement Applicable to Non-Qualified Contracts, 2017
                NQ-SCS-ROPDB filed with this registration statement (File No.
                333-216083) on August 25, 2017.

         (l)    Form of Endorsement Applicable to Roth IRA, 2017
                ROTH-SCS-I-ROPDB filed with this registration statement (File
                No. 333-216083) on August 25, 2017.

         (m)    Form of Rider, 2017SCS-ROPDB, filed with this registration statement (File No. 333-216083) on August 25, 2017.

     (5)        Opinion of Shane Daly, Vice President and Associate General
                Counsel, filed herewith.

     (8)        Not applicable.

     (12)       Not applicable.

     (15)       Not applicable.

     (23)       Consent of ____________, to be filed by amendment.

     (24)       Powers of Attorney, filed herewith.

     (25)       Not applicable.

     (26)       Not applicable.

                                     II-5

ITEM 17. UNDERTAKINGS

                (a)      The undersigned registrant hereby undertakes:

                         (1)  To file, during any period in which offers or
                              sales are being made, a post-effective amendment
                              to this registration statement:

                                   (i)  to include any prospectus required by
                                        section 10(a)(3) of the Securities Act
                                        of 1933;

                                   (ii) to reflect in the prospectus any facts
                                        or events arising after the effective
                                        date of the registration statement (or
                                        the most recent post-effective
                                        amendment thereof) which, individually
                                        or in the aggregate represent a
                                        fundamental change in the information
                                        set forth in the registration
                                        statement. Notwithstanding the
                                        foregoing, any increase or decrease in
                                        volume of securities offered (if the
                                        total dollar value of securities
                                        offered would not exceed that which was
                                        registered) and any deviation from the
                                        low or high end of the estimated
                                        maximum offering range may be reflected
                                        in the form of prospectus filed with
                                        the Commission pursuant to Rule 424(b)
                                        if, in the aggregate, the changes in
                                        volume and price represent no more than
                                        20% change in the maximum aggregate
                                        offering price set forth in the
                                        "Calculation of Registration Fee" table
                                        in the effective registration statement;

                                   (iii)to include any material information
                                        with respect to the plan of
                                        distribution not previously disclosed
                                        in the registration statement or any
                                        material change to such information in
                                        the registration statement;

                provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
                Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this
                Registration Statement.

                         (2)      That, for the purpose of determining any
                                  liability under the Securities Act of 1933,
                                  each such post-effective amendment shall be
                                  deemed to be a new registration statement
                                  relating to the securities offered therein,
                                  and the offering of such securities at that
                                  time shall be deemed to be the initial bona
                                  fide offering thereof.

                         (3)      To remove from registration by means of a
                                  post-effective amendment any of the
                                  securities being registered which remain
                                  unsold at the termination of the offering.

                         (4)      That, for the purpose of determining
                                  liability under the Securities Act of 1933 to
                                  any purchaser, each prospectus filed

                                     II-6

                                  pursuant to Rule 424(b) as part of a
                                  registration statement relating to an
                                  offering, other than registration statements
                                  relying on Rule 430B or other than
                                  prospectuses filed in reliance on Rule 430A,
                                  shall be deemed to be part of and included in
                                  the registration statement as of the date it
                                  is first used after effectiveness. Provided,
                                  however, that no statement made in a
                                  registration statement or prospectus that is
                                  part of the registration statement or made in
                                  a document incorporated or deemed
                                  incorporated by reference into the
                                  registration statement or prospectus that is
                                  part of the registration statement will, as
                                  to a purchaser with a time of contract of
                                  sale prior to such first use, supersede or
                                  modify any statement that was made in the
                                  registration statement or prospectus that was
                                  part of the registration statement or made in
                                  any such document immediately prior to such
                                  date of first use.

                         (5)      That, for the purpose of determining
                                  liability of the Registrant under the
                                  Securities Act of 1933 to any purchaser in
                                  the initial distribution of the securities:
                                  The undersigned Registrant undertakes that in
                                  a primary offering of securities of the
                                  undersigned Registrant pursuant to this
                                  registration statement, regardless of the
                                  underwriting method used to sell the
                                  securities to the purchaser, if the
                                  securities are offered or sold to such
                                  purchaser by means of any of the following
                                  communications, the undersigned Registrant
                                  will be a seller to the purchaser and will be
                                  considered to offer or sell such securities
                                  to such purchaser: (i) Any preliminary
                                  prospectus or prospectus of the undersigned
                                  Registrant relating to the offering required
                                  to be filed pursuant to Rule 424; (ii) Any
                                  free writing prospectus relating to the
                                  offering prepared by or on behalf of the
                                  undersigned Registrant or used or referred to
                                  by the undersigned Registrant; (iii) The
                                  portion of any other free writing prospectus
                                  relating to the offering containing material
                                  information about the undersigned Registrant
                                  or its securities provided by or on behalf of
                                  the undersigned Registrant; and (iv) Any
                                  other communication that is an offer in the
                                  offering made by the undersigned Registrant
                                  to the purchaser.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange
                Act of 1934 that is incorporated by reference in the
                registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     II-7

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,
                officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
                Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
                (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or
                controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final
                adjudication of such issue.

                                     II-8

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this
Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 25th day of August, 2017.

                                   AXA EQUITABLE LIFE INSURANCE COMPANY
                                        (Depositor)

                                   By:  /s/ Shane Daly
                                        ----------------------------------------
                                        Shane Daly
                                        Vice President and Associate General
                                        Counsel
                                        AXA Equitable Life Insurance Company

   As required by the Securities Act of 1933, this amendment to the
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson                  Chairman of the Board, Chief Executive Officer,
                               Director and President

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom           Senior Executive Director
                               and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Andrea M. Nitzan              Executive Director, Chief Accounting Officer
                               and Controller

*DIRECTORS:

Thomas Buberl               Mark Pearson
Barbara Fallon-Walsh        Bertram L. Scott
Daniel G. Kaye              George Stansfield
Kristi A. Matus             Richard C. Vaughan
Ramon de Oliveira

*By:  /s/ Shane Daly
      --------------------------
      Shane Daly
      Attorney-in-Fact

August 25, 2017

                                 EXHIBIT INDEX

EXHIBIT NO.                                                           TAG VALUE

4(i)        Form of Data Pages, 2017SCS-DP-PL(8-17)

4(j)        Form of Endorsement Applicable to Traditional IRA
            2017-IRA-SCS-I ROPDB

4(k)        Form of Endorsement Applicable to Non-Qualified
            Contracts, 2017 NQ-SCS-ROPDB

4(l)        Form of Endorsement Applicable to Roth IRA, 2017
            ROTH-SCS-I-ROPDB

4(m)        Form of Rider, 2017SCS-ROPDB

(5)         Opinion and Consent of Shane Daly                         EX-99.5

(24)        Powers of Attorney                                        EX-99.24